Exhibit 10.21

SECOND AMENDMENT TO PLEDGE AGREEMENT

THIS SECOND AMENDMENT TO PLEDGE AGREEMENT, dated as of September 28, 2007 (this “Amendment”), is made by and between FOUNTAIN POWERBOAT INDUSTRIES, INC., a Nevada corporation with its principal office at 1653 Whichard’s Beach Road, Washington, North Carolina 27889 (the “Pledgor”), and REGIONS BANK, an Alabama chartered bank with offices in Charlotte, North Carolina (the “Bank”).

BACKGROUND STATEMENT

A. Bank, Pledgor, and Fountain Powerboats, Inc., a North Carolina corporation (“Powerboats”) are parties to (i) a Loan Agreement (the “Term Loan Agreement”), dated as of September 19, 2005, pursuant to which Bank made available to Powerboats a term loan in the principal amount of $16,500,000, and (ii) a Loan Agreement (the “Credit Line Loan Agreement”), dated as of July 12, 2006, pursuant to which Bank made available to Powerboats a non-revolving line of credit in the maximum principal amount of $5,000,000. The Bank’s obligations under each of the Term Loan Agreement and Credit Line Agreement are secured by, among other things, a Pledge Agreement, dated as of September 19, 2005, from Pledgor to Bank, as amended by that certain First Amendment to Pledge Agreement, dated as of July 12, 2006, among Powerboats, Pledgor and Bank (as further amended by this Amendment, and hereafter amended, modified, restated, supplemented, extended or renewed from time to time, the “Pledge Agreement”). Except as otherwise provided herein, capitalized terms used herein without definition shall have the meanings ascribed to them in the Pledge Agreement.

B. Powerboats has paid in full all obligations to Bank under the Credit Line Loan Agreement, and the Credit Line Loan Agreement has been terminated.

C. Fountain Dealers’ Factory Super Store, Inc., a North Carolina corporation (“Super Store”), has requested a revolving line of credit from Bank to finance its inventory of new and used vessels, watercraft, boats and boat motors. Pursuant to Super Store’s request, Powerboats, Bank, Super Store, and the Pledgor have entered into a Dealer Floor Plan and Security Agreement, dated of even date herewith (the “Floor Plan Agreement”), pursuant to which Bank made available to Super Store a revolving line of credit in the principal amount of $5,000,000 (the “Floor Plan Loan”).

D. In order to induce Bank to extend the Floor Plan Loan, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Pledgor and Bank have agreed to amend the Pledge Agreement pursuant to this Amendment to secure the payment and performance of obligations of arising under the Floor Plan Agreement and the other Credit Documents (as defined in the Floor Plan Agreement).

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Bank, for themselves, their successors and assigns, hereby agree as follows:

ARTICLE I

AMENDMENTS

1.1 New Defined Terms. The following defined terms are hereby added to Section 1.1 of the Pledge Agreement in appropriate alphabetical order:

“Floor Plan Agreement” shall mean that certain Dealer Floor Plan and Security Agreement, dated September 28, 2007, among Super Store, Powerboats, the Bank and the Pledgor.

“Floor Plan Loan” shall mean a revolving line of credit in the maximum principal amount of $5,000,000, made available to Super Store by the Bank pursuant to the Floor Plan Agreement.

“Floor Plan Note” shall mean that certain $5,000,000 promissory note, dated September 28, 2007, by Super Store in favor of the Bank.

“Original Loan” shall mean the $16,500,000 term loan made to the Borrower by the Bank pursuant to the Term Loan Agreement.

“Powerboats” shall mean Fountain Powerboats, Inc., a North Carolina corporation

“Super Store” shall mean Fountain Dealers’ Factory Super Store, Inc., a North Carolina corporation.

1.2 Substituted Defined Terms. The following terms are hereby deleted from the Pledge Agreement and replaced with the following:

“Borrower” shall mean Powerboats and Super Store, collectively and individually.

“Guaranty” shall mean and refer to the “Guaranty” as defined in the Term Loan Agreement and Floor Plan Agreement, collectively.

“Loan” shall mean and collectively refer to the Original Loan and the Floor Plan Loan.

“Loan Agreement” shall mean and collectively refer to the Term Loan Agreement and the Floor Plan Agreement.

“Loan Documents” shall mean and collectively refer to the “Loan Documents” as defined in the Term Loan Agreement and the Floor Plan Agreement.

“Note” shall mean and collectively refer to the Term Note and the Floor Plan Note.

1.3 Amendment to Schedule I. Schedule I to the Pledge Agreement is hereby deleted in its entirety and replaced with the following:

PLEDGED SHARES

Pledgor	Name of Issuer	Type of Interests	Certificate Number, if Applicable	No. of Shares/Units, if Applicable	Percentage of outstanding Interests in Issuer
Fountain Powerboat Industries, Inc.	Fountain Powerboats, Inc.	Common Stock	5	784,314	100%
Fountain Powerboat Industries, Inc.	Fountain Dealers’ Factory Super Store, Inc.	Common Stock	1	300	100%

ARTICLE II

ACKNOWLEDGEMENT

The Pledgor hereby acknowledges that this Amendment is a condition to the extension of credit by the Bank to Super Store pursuant to the Floor Plan Agreement. This Amendment is made and delivered in order to induce the Bank to enter into the Floor Plan Agreement, and the Pledgor acknowledges that the Bank would not enter into the Floor Plan Agreement in the absence of the pledge provided in the Pledge Agreement as amended hereby.

ARTICLE III

MISCELLANEOUS

3.1. Ratification. Except as expressly amended herein, the Pledge Agreement is hereby ratified and confirmed by the parties and all the terms, provisions and conditions thereof shall be and remain in full force and effect, and this Amendment and all of its terms, provisions and conditions shall be deemed to be a part of the Pledge Agreement.

3.2. Governing Law. This Amendment is entered into under the laws of the State of North Carolina, and those laws shall govern the construction and enforcement hereof.

3.3. Captions. The captions set forth at the beginning of the various paragraphs of this Amendment are for convenience only and shall not be used to interpret or construe the provisions of this Amendment.

3.4 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

3.5 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

3.6 Counterparts; Effectiveness. This Amendment may be executed in counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

{Signature Page Follows}

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Pledge Agreement to be duly executed as of the day and year first above written.

FOUNTAIN POWERBOAT INDUSTRIES , INC.

By:	/s/ Reginald M. Fountain, Jr.
Name:	Reginald M. Fountain, Jr.
Title:	Chairman of the Board/ Chief Executive Officer

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

REGIONS BANK

By:	/s/ William W. Teegarden
Name:	William W. Teegarden
Title:	Vice President

Signature Page to Second Amendment to Pledge Agreement